UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2025
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)
1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 18, 2025, the Company appointed Robert (Bob) P. Ryder as the interim Chief Financial Officer (CFO) of the Company to succeed Francis Lee, who stepped down as CFO and principal accounting officer (PAO), in each case effective as of July 21, 2025. Lee will continue to serve in an advisory role to the Company through August 15, 2025, supporting the transition. The Company is conducting a search for its next permanent CFO. At the same time, Kelly Baker, the Company’s Controller, was appointed interim PAO, effective July 21, 2025.

Since 2015, Ryder, 65, has been a senior advisor at the Boston Consulting Group and the CEO of Horsepower Advisors, LLC (“Horsepower”), a management consulting firm that advises large businesses on improving financial algorithms and organization structures, cost reduction and business portfolio optimization. Recently, Ryder was the chief financial officer of a special acquisition company called SPAC Sierra Lake Acquisition Corp., a turnaround specialist consulting firm, from its formation in February 2021 to its liquidation in December 2022. From November 2019 to June 2020, Ryder served as the interim CFO for Resideo Technologies, Inc., a publicly traded spin-off of Honeywell International. From 2007 to 2015, he served as the CFO for Constellation Brands, a global beverage and alcohol company. Ryder has also held CFO positions with IMG, a sports, fashion, events and media company, and American Greetings Corporation, a global social expression company, as well as seven advancing management positions over 13 years at PepsiCo, Inc., a global food and beverage company. From 2013 to 2019, Ryder served on the board of directors for CM Finance Inc., a publicly-traded business development corporation. Since December 2022, Ryder has been an independent outside director of Liquid Death, a privately-held beverage company. Ryder started his career in public accounting at Price Waterhouse. He received a bachelor’s degree from the University of Scranton in Accounting and Finance. Ryder is also a Certified Public Accountant.

Pursuant to the agreement with Horsepower, the Company will pay Horsepower a weekly fee of $58,750 as compensation for Ryder’s services, as well as reimbursement of Ryder’s reasonable and authorized travel expenses related to performance of the services. Ryder will report to the Chief Executive Officer (“CEO”) to perform the services and duties and to exercise the power normally incident to the office of a public company chief financial officer and such other duties as may be prescribed by the Board of Directors and/or the CEO. Horsepower will cause Ryder to devote substantially all of his full-time efforts to performance of services to the Company. The engagement will continue for six months unless terminated earlier by either party upon 30 days’ written notice.

Baker, 41, has served as the Company’s Controller since February 2025. Immediately prior to joining the Company, Baker was the Controller at Miromatrix Medical, Inc., an organ bioengineering company and subsidiary of United Therapeutics Corporation, from December 2021 to January 2025. Baker also held various finance positions of increasing responsibility at Donaldson Company, Inc., a global leader in technology-led filtration products and solutions, from February 2020 to December 2021, at The Tile Shop, purveyor of high-quality floor and wall tile options, from May 2014 to December 2019, and Virtual Radiologic Corporation, a national radiology practice, from September 2007 to May 2014. Baker started her career in public accounting at PricewaterhouseCoopers, LLP. She received a bachelor’s degree in accounting and management from the College of Saint Benedict and a Master of Business Administration from the University of Minnesota, Carlson School of Management. Baker is also a Certified Public Accountant.

While serving in the advisory role, Lee will continue to receive his current base salary and be eligible to vest in his outstanding Company equity awards. At the conclusion of his service, Lee will be eligible to receive the non-change in control severance payments and benefits provided under the Company’s Executive Severance Pay Plan. Lee’s departure is not the result of any disagreement with the Company on any subject, including its operations, policies or practices.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Interim Chief Financial Officer Agreement
99.1	Press Release dated July 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: July 22, 2025	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President, Chief Legal and Risk Officer